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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 2, 1996, relating to the financial statements of In Vitro Diagnostics, a division of E.I. duPont de Nemours and Company, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
October 4, 1996